UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 16, 2015

Farmers & Merchants Bancorp, Inc.

(Exact Name of Registrant as Specified in its Charter)

Ohio	000-14492	34-1469491
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

307 North Defiance Street, Archbold, Ohio		43502
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, including Area Code (419) 446-2501

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17-CFR 240.13e-4(c))

ITEM 5.07.	Submission of Maters to a Vote of Securities Holders.

The Annual Meeting of Shareholders of Farmers & Merchants Bancorp, Inc. was held April 16, 2015. The Following three matters to be decided by vote were:

1. A proposal to elect twelve (12) directors of the Company.

The following individuals were elected as Directors of the Company to serve until the next annual meeting of stockholders.

	Votes Cast	Votes	Broker
	For	Withheld	Non-Vote
Eugene N. Burkholder	2,322,967	67,415	795,607
Steven A. Everhart	2,282,978	107,403	795,607
Darryl N. Faye	2,322,038	68,344	795,607
Jo Ellen Hornish	2,301,901	88,480	795,607
Jack C. Johnson	2,307,505	82,876	795,607
Marcia S. Latta	2,155,530	234,852	795,607
Steven J. Planson	2,326,097	64,284	795,607
Anthony J. Rupp	2,320,351	70,030	795,607
James C. Saneholtz	2,316,882	73,500	795,607
Kevin J. Sauder	2,266,973	123,408	795,607
Paul S. Siebenmorgen	2,299,047	91,334	795,607
Steven J. Wyse	2,240,123	150,259	795,607

2. A proposal to approve and adopt the 2015 Farmers & Merchants Long-Term Stock Incentive Plan.

Votes Cast	Votes	Votes	Broker
For	Against	Abstained	Non-Vote
1,839,467	489,663	61,251	795,607

3. An advisory vote on the appointment of the independent registered public accounting firm, BKD, LLP.

Votes Cast	Votes	Votes
For	Against	Abstained
3,020,780	77,128	88,081

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto authorized.

FARMERS & MERCHANTS BANCORP, INC.
(Registrant)

Dated: April 22, 2015	/s/ Paul S. Siebenmorgen
Paul S. Siebenmorgen President & Chief Executive Officer

/s/ Barbara J. Britenriker
Barbara J. Britenriker Executive Vice President &
Chief Financial Officer

SAFE HARBOR STATEMENT

Farmers & Merchants Bancorp, Inc. (the Company) wishes to take advantage of the Safe Harbor provisions included in the Private Securities Litigation Reform Act of 1995. Statements by the Company, including management’s expectations and comments, may not be based on historical facts and are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21B of the Securities Act of 1934, as amended. Actual results could vary materially depending on risks and uncertainties inherent in general and local banking conditions, competitive factors specific to markets in which the Company and its subsidiaries operate, future interest rate levels, legislative and regulatory decisions or capital market conditions. The Company assumes no responsibility to update this information. For more details, please refer to the Company’s SEC filings, including its most recent Annual Report on Form 10-K and quarterly reports on Form 10-Q.